As filed with the Securities and Exchange Commission on April 6, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-8

TO FORM F-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL GAME TECHNOLOGY PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1193882
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Old Jewry, 6th Floor
London EC2R 8DU
United Kingdom
+44 (0) 203 131 0300

(Address of principal executive offices) (Zip Code)

Lottomatica Group 2009-2015 Stock Option Plan

Lottomatica Group 2010-2016 Stock Option Plan

Lottomatica Group 2011-2017 Stock Option Plan

Lottomatica Group 2012-2018 Stock Option Plan

GTECH 2013-2019 Stock Option Plan

GTECH 2014-2020 Stock Option Plan

Lottomatica Group 2011-2015 Share Allocation Plan

Lottomatica Group 2012-2016 Share Allocation Plan

GTECH 2013-2017 Share Allocation Plan

GTECH 2014-2018 Share Allocation Plan
International Game Technology 2002 Stock Incentive Plan

International Game Technology PLC 2015 Equity Incentive Plan

(Full title of the Plan)

CSC Services Of Nevada, Inc.
2215-B Renaissance Drive
Las Vegas, NV 89119

(Name and address of agent for service)

(518) 433-4740

(Telephone number, including area code, of agent for service)

Copies to:

Pierfrancesco Boccia
GTECH S.p.A.
Viale del Campo Boario 56/D
00154 Roma—Italy
Facsimile: 0039 06 51 894741

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2009-2015 Stock Option Plan	37,112	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2010-2016 Stock Option Plan	222,488	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2011-2017 Stock Option Plan	1,379,872	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2012-2018 Stock Option Plan	1,366,446	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the GTECH 2013-2019 Stock Option Plan	1,383,726	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the GTECH 2014-2020 Stock Option Plan	1,866,054	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2011-2015 Share Allocation Plan	440,867	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the Lottomatica Group 2012-2016 Share Allocation Plan	661,268	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the GTECH 2013-2017 Share Allocation Plan	558,305	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the GTECH 2014-2018 Share Allocation Plan	393,276	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the International Game Technology 2002 Stock Incentive Plan	1,409,505	N /A	(3)	N /A	(3)	N /A	(3)
Ordinary shares, nominal value $0.10, to be issued under the International Game Technology PLC 2015 Equity Incentive Plan	11,500,000	N/A		230,915,137	(4)	$26,832

(1)         Represents the maximum number of ordinary shares, nominal value $0.10 per share (“Ordinary Shares”), of International Game Technology PLC (the “Company”) issuable under (i) outstanding options, restricted shares, restricted stock unit awards and other equity-based awards granted under the Lottomatica Group, GTECH and International Game Technology (“Legacy IGT”) equity plans listed above, which were assumed by the Company in connection with the merger of GTECH S.p.A. (“GTECH”) with and into the Company and the merger of Legacy IGT with and into Georgia Worldwide Corporation, a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of July 15, 2014, as amended, by and among the Company, GTECH, GTECH Corporation, a Delaware corporation (solely with respect to Section 5.02(a) and Article VIII), Merger Sub and Legacy IGT; and (ii) the International Game Technology PLC 2015 Equity Incentive Plan.

(2)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of Ordinary Shares registered includes an indeterminable number of Ordinary Shares as are required to prevent dilution resulting from a stock split, stock dividend, or similar transaction that results in an increase in the number of outstanding Ordinary Shares.

(3)         These shares were registered under the Registration Statement on Form F-4 (File No. 333-199096) filed under the Securities Act with the Securities and Exchange Commission on October 1, 2014, as amended.  All filing fees payable in connection with the issuance of these shares were previously paid in connection with the filing of the Registration Statement on Form F-4.

(4)         Estimated solely for the purpose of calculating the registration fee. The offering price per share of the Ordinary Shares was calculated based on $20.08, the U.S. dollar equivalent (based on a USD/EUR exchange ratio of 0.92 on April 2, 2015) of €18.43, the average of the high and low prices for the GTECH ordinary shares as reported on the Borsa Italiana on April 2, 2015. The GTECH ordinary shares were used as a reference because the GTECH ordinary shares will be converted into Ordinary Shares at a 1:1 exchange ratio.

EXPLANATORY NOTE

The Registrant hereby amends its Registration Statement on Form F-4 (File No. 333-199096) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) on October 1, 2014, as amended by Pre-Effective Amendment No. 1, filed on November 21, 2014, Pre-Effective Amendment No. 2, filed on December 15, 2014, Pre-Effective Amendment No. 3, filed on December 18, 2014, Pre-Effective Amendment No. 4, filed on December 24, 2014, and Pre-Effective Amendment No. 5, filed on January 2, 2015 (as amended, the “Form F-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Registration Statement”) relating to ordinary shares of International Game Technology PLC (“we,” “our,” “us,” “IGT PLC,” the “Registrant,” or the “Company”), nominal value $0.10 per share (“Ordinary Shares”), issuable upon the exercise or settlement of certain equity awards granted under the Legacy Equity Plans (as defined below) and under the 2015 Plan (as defined below).  All such shares issuable pursuant to equity awards granted under the Legacy Equity Plans were previously registered on the Form F-4 but will be subject to issuance pursuant to this Registration Statement.

Pursuant to that certain Agreement and Plan of Merger, dated as of July 15, 2014, as amended (the “Merger Agreement”), by and among us, GTECH S.p.A. (“GTECH”), Georgia Worldwide Corporation, a wholly owned subsidiary of the Company (“Merger Sub”), International Game Technology (“Legacy IGT”) and GTECH Corporation (solely with respect to Section 5.02(a) and Article VIII), on April 7, 2015 (the “Closing Date”), GTECH will merge with and into the Company, with the Company surviving, and immediately thereafter Merger Sub will merge with and into Legacy IGT, with Legacy IGT surviving as a wholly owned subsidiary of the Company (the “Mergers”).

In connection with the Mergers and effective as of the Closing Date, the Company will assume sponsorship of the Lottomatica Group 2009-2015 Stock Option Plan (the “GTECH 2009 Option Plan”), the Lottomatica Group 2010-2016 Stock Option Plan (the “GTECH 2010 Option Plan”), the Lottomatica Group 2011-2017 Stock Option Plan (the “GTECH 2011 Option Plan”), the Lottomatica Group 2012-2018 Stock Option Plan (the “GTECH 2012 Option Plan”), the GTECH 2013-2019 Stock Option Plan (the “GTECH 2013 Option Plan”), the GTECH 2014-2020 Stock Option Plan (the “GTECH 2014 Option Plan”), the Lottomatica Group 2011-2015 Share Allocation Plan (the “GTECH 2011 Share Plan”), the Lottomatica Group 2012-2016 Share Allocation Plan (the “GTECH 2012 Share Plan”), the GTECH 2013-2017 Share Allocation Plan (the “GTECH 2013 Share Plan”), the GTECH 2014-2018 Share Allocation Plan (such plan, together with the GTECH 2009 Option Plan, the GTECH 2010 Option Plan, the GTECH 2011 Option Plan, the GTECH 2012 Option Plan, the GTECH 2013 Option Plan, the GTECH 2014 Option Plan, the GTECH 2011 Share Plan, the GTECH 2012 Share Plan and the GTECH 2013 Share Plan, the “Legacy GTECH Plans”), and the International Game Technology 2002 Stock Incentive Plan (the “Legacy IGT Plan” and, together with the Legacy GTECH Plans, the “Legacy Equity Plans”).

On the Closing Date, in accordance with the terms of the Merger Agreement, each option, restricted share and other equity-based award granted under the Legacy GTECH Plans and certain restricted stock unit awards granted under the Legacy IGT Plan (collectively, the “Legacy Equity Awards”) will be, in each case, converted into a corresponding equity award with respect to Ordinary Shares.

In addition, the International Game Technology PLC 2015 Equity Incentive Plan (the “2015 Plan” and, together with the Legacy Equity Plans, the “Plans”) was approved by shareholders on March 13, 2015 and adopted by the Board of Directors of the Company on April 2, 2015.

This Registration Statement is being filed for the purpose of registering up to 9,718,919 Ordinary Shares issuable upon the exercise or settlement of the converted Legacy Equity Awards that were previously registered on the Form F-4 and an aggregate of 11,500,000 Ordinary Shares that may be offered pursuant to the 2015 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                        INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

1.              The Company’s final prospectus, dated January 2, 2015 and filed with the Commission on January 2, 2015 pursuant to Rule 424(b)(3) under the Securities Act in connection with the Company’s registration statement on Form F-4 (File No. 333-199096);

2.              The Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on February 27, 2015; and

3.              The description of the Ordinary Shares included or incorporated by reference under Item 1 of the Company’s Registration Statement on Form 8-A, filed with the Commission on April 2, 2015, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such documents or portions thereof that are expressly furnished rather than filed), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                        DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.                        INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.                        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Members of the Company’s Board of Directors, as well as certain senior management members, are insured under the Company’s Directors and Officers Insurance Policy.  Although the insurance policy provides for wide coverage, the directors and officers may incur uninsured liabilities.

The Company’s Articles of Association provide that, to the fullest extent permitted by the U.K. Companies Act 2006 and without prejudice to any indemnity to which he or she may otherwise be entitled, every person who is or was a director or other officer of the Company or any of its associates (other than any person (whether or not an officer of the Company or any of its associates) engaged by the Company or any of its associates as auditor) shall be and shall be kept indemnified out of the assets of the Company against all costs, charges, losses and liabilities incurred by him (whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise as a director or such other officer of the Company or any of its associates) in relation to the Company or any of its associates or its/their affairs. This is subject to the exceptions set out in the U.K. Companies Act 2006, which are reflected in the Company’s Articles of Association.

ITEM 7.                        EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.                        EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

ITEM 9.                        UNDERTAKINGS.

(a)         The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on April 6, 2015.

INTERNATIONAL GAME TECHNOLOGY PLC

By:	/s/ Declan James Harkin
Name:	Declan James Harkin
Title:	Director

Each person whose signature appears below hereby constitutes and appoints Marco Sala and Alberto Fornaro, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alberto Fornaro
Alberto Fornaro	Director, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer	April 6, 2015
/s/ Declan James Harkin
Declan James Harkin	Director	April 6, 2015

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act the undersigned has caused this Registration Statement to be signed as the duly authorized representative of International Game Technology PLC in the United States on April 6, 2015.

International Game Technology PLC

By:	/s/ Declan James Harkin
Name:	Declan James Harkin
Title:	Director

EXHIBIT INDEX

Exhibit
Number	Description

4.1

Amended and Restated Articles of Association of International Game Technology PLC (incorporated herein by reference to Annex I to the Company’s Form F-4 Registration Statement Amendment No. 1 (Registration No. 333-199096), filed on November 21, 2014)

5.1	Opinion of Counsel

23.1	Consent of Counsel (included in Exhibit 5.1)

23.2	Consent of Reconta Ernst & Young S.p.A. concerning the financial statements of GTECH S.p.A.

23.3	Consent of PricewaterhouseCoopers LLP concerning the financial statements of International Game Technology

24.1	Power of Attorney (included on signature page)

99.1	Lottomatica Group 2009-2015 Stock Option Plan

99.2	Lottomatica Group 2010-2016 Stock Option Plan

99.3	Lottomatica Group 2011-2017 Stock Option Plan

99.4	Lottomatica Group 2012-2018 Stock Option Plan

99.5	GTECH 2013-2019 Stock Option Plan

99.6	GTECH 2014-2020 Stock Option Plan

99.7	Lottomatica Group 2011-2015 Share Allocation Plan

99.8	Lottomatica Group 2012-2016 Share Allocation Plan

99.9	GTECH 2013-2017 Share Allocation Plan

99.10	GTECH 2014-2018 Share Allocation Plan

99.11	International Game Technology 2002 Stock Incentive Plan (incorporated herein by reference to International Game Technology’s Proxy Statement (Commission File No. 001-10684), filed on January 18, 2011)

99.12	International Game Technology PLC 2015 Equity Incentive Plan